Item 24 Exhibit 4. ii.

CONTRACT SCHEDULE

Contract Number: [ ]	Latest Permitted Annuity Date: [08/01/2068]

Issue Date: [08/01/2015]	Contract Schedule Date: [08/01/2015]

Eligibility Date for Waiver of CDSC Under Nursing Home and Hospital Withdrawal Benefit Rider and Terminal Illness Withdrawal Benefit Rider: [08/01/2016]

Product Version: [MassMutual Capital VantageSM]	Share Class Selected: [B-share]

Owner: [            ]

Age and Sex: [35, Female]

Joint Owner: [            ]

Age and Sex: [35, Female]

Annuitant: [            ]

Age and Sex: [35, Female]

Joint Annuitant: [            ]

Age and Sex: [            ]

PURCHASE PAYMENTS

Initial Purchase Payment Received: [$XXXXX ]

The minimum initial Purchase Payment received must be at least [$5,000 for qualified contracts and $10,000 for non-qualified contracts]. The amount shown as the Initial Purchase Payment is as of the Issue Date.

Minimum Subsequent Purchase Payment: [$500], or, if the automatic investment plan option is elected, [$100].

Maximum Total Purchase Payments: The maximum total Purchase Payments we will allow without home office approval is [$1,500,000.00]. In calculating the maximum, we will take into account the cumulative Purchase Payments on this Contract and multiple purchases of the Contract by the same Owner (whether as the sole Owner or joint Owner), or with the same Annuitant (whether as the Annuitant or joint Annuitant).

Allocation Guidelines:

1.

We will allocate your Purchase Payments among the Sub-Accounts in accordance with your instructions. If you have selected the Return of Purchase Payment Death Benefit (“ROP”), all of your Purchase Payments and Contract Values must be allocated to certain Sub-Accounts approved by us while the ROP remains in effect. We will not allow you to transfer any portion of the Contract Value or allocate any Purchase Payment to an unapproved Sub-Account while the ROP remains in effect.

2.

If the Purchase Payment(s) and forms required to issue a Contract are in Good Order, we will issue your Contract and credit the initial Purchase Payment to the Contract within two (2) Business Days after receipt at our Service Center (or other Purchase Payment address directed by us). If we do not receive all the information we need, we will notify you. When we receive all of the necessary information, we will then apply your initial Purchase Payment within two (2)

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Business Days. If we are unable to complete this process within five (5) Business Days, we will either return your Purchase Payment or obtain your permission to hold the Purchase Payment until we receive all of the necessary information.

We will credit subsequent Purchase Payments to the Contract as of the Business Day we receive the Purchase Payment(s) in Good Order. If Purchase Payments are received after the Close of Business on any Business Day or on a non-business day, we will credit the Purchase Payment(s) on the next Business Day.

TRANSFERS

Minimum Amount to be Transferred: [No Minimum.] [The minimum amount you may transfer is [$1,000] per transfer request from one or multiple Sub-Accounts during the Accumulation Phase or your entire investment in the Sub-Account, if less. We will waive this requirement if the transfer is made in connection with any transfer program we administer.]

Number of Transfers: You may make [unlimited] transfers during the Accumulation Phase subject to the conditions we impose on such transfers. We reserve the right to limit transfers when the transfer privilege is being exercised to the detriment of other Owners. We further reserve the right, upon thirty (30) calendar days advance notice to you, to limit the number of transfers in the future.

You may only transfer into Sub-Accounts approved by us while the ROP is in effect, provided, however, that we reserve the right, upon thirty (30) calendar days advance notice to you to modify permissible transfers to the Sub-Accounts.

[Free Transfers: [12] per calendar year during the Accumulation Phase. All transfers made during a Business Day are deemed to be one transfer for determining free transfers. All transfers made in connection with any transfer program we administer will be considered as free scheduled transfers that do not count toward the [12] free unscheduled transfers.]

Transfer Fee: [None]. [[$20] for each transfer in excess of the [12] free unscheduled transfers. Transfers made in connection with any transfer program that are considered free transfers will not be assessed a fee.

The Transfer Fee will be deducted from the amount being transferred.]

Minimum Amount Which Must Remain In a Sub-Account After a Transfer: [None] [[$1,000]; or if the entire amount in the Sub-Account is less than [$1,000], the entire amount must be transferred.]

WITHDRAWALS

Contingent Deferred Sales Charge (CDSC): We assess a CDSC against Purchase Payments that you withdraw, and we calculate the charge at the time of each withdrawal. Each Purchase Payment has its own CDSC schedule. The amount of the charge depends on the length of time between the date Purchase Payments were applied and the date of the withdrawal. To determine if a CDSC applies, we process withdrawals as follows:

•	first from earnings (Contract Value less Purchase Payments not previously withdrawn);
•	then from Purchase Payments no longer subject to a CDSC according to the CDSC schedule;
•	then from the Free Withdrawal Amount (taken from Purchase Payments not previously withdrawn from the order they were received with the oldest Purchase Payment first); and

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•	then from Purchase Payments not previously withdrawn in the order they were received with the oldest Purchase Payment being first.

We track each Purchase Payment as to its date of receipt and withdrawals thereof are determined in accordance with the following:

Number of Full Years from Application of Purchase Payment	CDSC%

[0	7%
1	7%
2	6%
3	5%
4	4%
5 or more	0%]

Free Withdrawal Amount: The Free Withdrawal Amount is an amount which is not subject to the CDSC. For each Contract Year, you may withdraw up to [ten percent (10%)] of your total Purchase Payments still subject to a CDSC as of the previous Contract Anniversary, reduced by any Free Withdrawal Amount(s) previously taken during such Contract Year. Any additional Purchase Payments you make in a Contract Year will not be included in the calculation of the Free Withdrawal Amount for that Contract Year.

Any unused Free Withdrawal Amount(s) during any particular Contract Year may not be carried over to any succeeding Contract Year.

Additional CDSC Waivers: We will not deduct a CDSC from the Contract Value under the following circumstances:

•	Upon payment of the death benefit.
•	Upon application of the Contract Value to any Life Annuity Option.
•	Upon application of the Nursing Home and Hospital Withdrawal Benefit Ride or the Terminal Illness Withdrawal Benefit Rider.
•	On amounts withdrawn as Required Minimum Distributions (RMDs), to the extent they exceed the Free Withdrawal Amount. In order to qualify for this exception, you must be participating in a systematic withdrawal program established for the payment of RMDs, under which the annual RMD is calculated by us, based solely on the fair market value of this contract (RMD program). If you choose to take withdrawals to satisfy your RMD for this contract outside of our RMD program, or if you choose to take withdrawals from this contract to satisfy your RMDs for other qualified assets, CDSC may apply.
•	If you redeem “excess contributions” from a plan qualifying for special income tax treatment. These types of plans are referred to as Qualified Plans, including Individual Retirement Annuities (IRAs). We look to the Internal Revenue Code for the definition and description of excess contributions.
•	On distributions required to be made to a Beneficiary under Section 72(s) of the Internal Revenue Code (IRC), to the extent that they exceed the Free Withdrawal Amount.
•	On any withdrawals made or amounts applied to an Annuity Option when you reach your Latest Permitted Annuity Date.

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Minimum Partial Withdrawal: [$100.] We reserve the right upon thirty (30) calendar days advance notice to you to increase this amount up to $[500].

Minimum Contract Value Which Must Remain in the Contract After a Partial Withdrawal: [$2,000]

ANNUITY GUIDELINES

1.

If the amount to be applied under an Annuity Option is less than [$10,000] for a full annuitization, we will pay the amount in a lump sum. If any Annuity Payment is less than $100, we will change the payment basis to equivalent quarterly, semi-annual or annual payments. The number of partial annuitizations allowed is [one] per Contract Year. The minimum amount that may be applied for a partial annuitization is [$10,000].

2.	The Annuity Date must be the 1st through the 28th day of the month. Any full or partial annuitization cannot be earlier than [five (5) years] after the Issue Date.

3.	The Latest Permitted Annuity Date shown on this Contract Schedule is the later of:

a)	the 10th Contract Anniversary; or

b)	the 90th birthday of the oldest Annuitant or the oldest Owner (whichever is sooner).

FIXED ANNUITY PAYOUT RATES

The assumptions for determining the fixed annuity payout rates are:

1.

The [2012 Individual Annuity Mortality (IAM) mortality table, [projected to the year 2052 with 100% of Projection Scale G2 for both males and females], applies to all Annuity Options which include life contingent payments. Where applicable, unisex mortality rates and projection factors are based on a 30%/70% male/female weighting.

2.

Age will be determined based on each Annuitant’s birthday nearest the applicable Annuity Date [with a five-year age setback applied in all instances]. For example, age 65 is considered the period of time between age 64 years, 6 months and one day and age 65 years and 6 months. [Once the Age has been determined, the setback would then be applied (e.g. Age 65 will be considered Age 60)].

3.	An effective annual interest rate of 0.10%.

If the single premium immediate annuity rates we offer to the same class of Annuitants and designate for this purpose on the Annuity Date are higher than the fixed annuity payout rates for this Contract, the higher rates will be used.

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SEPARATE ACCOUNT CHARGES

Mortality And Expense Risk Charge:	The charge is deducted daily and is equal on an annual basis to [0.85%] of the average daily net assets of the Sub-Accounts.

Administrative Charge:	The charge is deducted daily and is equal on an annual basis to [0.15%] of the average daily net assets of the Sub-Accounts.

[Return of Purchase Payment Death Benefit Charge:	The charge is deducted daily and is equal on an annual basis to [0.35%] of the average daily net assets of the Sub-Accounts.

CONTRACT CHARGES

Annual Contract Maintenance Charge:

The charge is [$40.00] per Contract Year and is deducted on each Contract Anniversary from the Sub-Accounts in which you’re invested. We will deduct this charge pro-rata from the Sub-Accounts in the same proportion that the amount of the Contract Value in each Sub-Account bears to the total Contract Value in the Sub-Accounts.

If you make a total withdrawal on other than your Contract Anniversary, we will deduct the Annual Contract Maintenance Charge at the time of the total withdrawal. If you apply your entire Contract Value to an Annuity Option on any date other than your Contract Anniversary, we will deduct a pro-rata charge based on the ratio of (a) the total calendar days elapsed since the last Contract Anniversary, and (b) the total calendar days in the Contract Year. If you apply a portion of your Contract Value to an Annuity Option, we will continue to deduct the Annual Contract Maintenance Charge from that portion of the Contract Value still in the Accumulation Phase.

The Annual Contract Maintenance Charge will be waived if the Contract Value is at least [$100,000] at the time the charge is due.

RIDERS: The following riders have a Rider Effective Date of [08/01/2015]

[Nursing Home and Hospital Withdrawal Benefit Rider

Terminal Illness Withdrawal Benefit Rider

Return of Purchase Payment Death Benefit Rider

Individual Retirement Annuity Rider

Roth Individual Retirement Annuity Rider

SIMPLE IRA Rider

Qualified Plan Rider

Unisex Annuity Rates Rider]

ICC15-FPVDA15-SCH-CAP-B	4E	[08-15]

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SERVICE CENTER:

Massachusetts Mutual Life Insurance Company

[Service Center

P.O. Box 758511

Topeka, KS 66675-8550]

ICC15-FPVDA15-SCH-CAP-B	4F	[08-15]

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SEPARATE ACCOUNT(S):

[Massachusetts Mutual Variable Annuity Separate Account 4.]

While the Return of Purchase Payment Death Benefit Rider is in effect, you may not allocate your Purchase Payments or transfer any portion of your Contract Value to the Sub-Accounts that are marked with an asterisk (*) below.

Sub-Accounts

[BlackRock iShares® Alternative Strategies *	MML Income & Growth
BlackRock iShares® Dynamic Allocation *	MML Inflation-Protected and Income
BlackRock iShares® Dynamic Fixed Income *	MML International
BlackRock iShares® Equity Appreciation *	MML International Equity
Fidelity® Contrafund®	MML Large Cap Growth
Ivy Asset Strategy	MML Managed Bond
MML Aggressive Allocation	MML Managed Volatility
MML Asset Momentum *	MML Mid Cap Growth
MML Balanced Allocation	MML Mid Cap Value
MML Blend	MML Moderate Allocation
MML Blue Chip Growth	MML Money Market
MML Conservative Allocation	MML Short-Duration Bond
MML Core Allocation	MML Small Cap Equity
MML Dynamic Bond	MML Small Cap Growth Equity
MML Equity	MML Small Company Value
MML Equity Income	MML Small/Mid Cap Value
MML Equity Rotation *	MML Special Situations *
MML Focused Equity	MML Strategic Emerging Markets
MML Foreign	MML Total Return Bond
MML Fundamental Growth	Oppenheimer Discovery Mid Cap Growth
MML Fundamental Value	Oppenheimer Diversified Alternatives
MML Global	Oppenheimer Global
MML Growth	Oppenheimer Global Strategic Income
MML Growth & Income	Oppenheimer International Growth
MML Growth Allocation	Oppenheimer Main Street]
MML High Yield

ICC15-FPVDA15-SCH-CAP-B	4G	[08-15]

CONTRACT SCHEDULE

Contract Number: [ ]	Latest Permitted Annuity Date: [08/01/2068]

Issue Date: [08/01/2015]	Contract Schedule Date: [08/01/2015]

Product Version: [MassMutual Capital VantageSM]   Share Class Selected: [C-share]

Owner: [            ]

Age and Sex: [35, Female]

Joint Owner: [            ]

Age and Sex: [35, Female]

Annuitant: [            ]

Age and Sex: [35, Female]

Joint Annuitant: [            ]

Age and Sex: [            ]

PURCHASE PAYMENTS

Initial Purchase Payment Received: [$XXXXX ]

The minimum initial Purchase Payment received must be at least [$5,000 for qualified contracts and $10,000 for non-qualified contracts]. The amount shown as the Initial Purchase Payment is as of the Issue Date.

Minimum Subsequent Purchase Payment: [$500], or, if the automatic investment plan option is elected, [$100].

Maximum Total Purchase Payments: The maximum total Purchase Payments we will allow without home office approval is [$1,500,000.00]. In calculating the maximum, we will take into account the cumulative Purchase Payments on this Contract and multiple purchases of the Contract by the same Owner (whether as the sole Owner or joint Owner), or with the same Annuitant (whether as the Annuitant or joint Annuitant).

Allocation Guidelines:

1.         We will allocate your Purchase Payments among the Sub-Accounts in accordance with your instructions. If you have selected the Return of Purchase Payment Death Benefit (“ROP”), all of your Purchase Payments and Contract Values must be allocated to certain Sub-Accounts approved by us while the ROP remains in effect. We will not allow you to transfer any portion of the Contract Value or allocate any Purchase Payment to an unapproved Sub-Account while the ROP remains in effect.

2.         If the Purchase Payment(s) and forms required to issue a Contract are in Good Order, we will issue your Contract and credit the initial Purchase Payment to the Contract within two (2) Business Days after receipt at our Service Center. If we do not receive all the information we need, we will notify you. When we receive all of the necessary information, we will then apply your initial Purchase Payment within two (2) Business Days. If we are unable to complete this

ICC15-FPVDA15-SCH-CAP-C	4A	[08-15]

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process within five (5) Business Days, we will either return your Purchase Payment or obtain your permission to hold the Purchase Payment until we receive all of the necessary information.

We will credit subsequent Purchase Payments to the Contract as of the Business Day we receive the Purchase Payment(s) in Good Order. If Purchase Payments are received after the Close of Business on any Business Day or on a non-business day, we will credit the Purchase Payment(s) on the next Business Day.

TRANSFERS

Minimum Amount to be Transferred: [No Minimum.] [The minimum amount you may transfer is [$1,000] per transfer request from one or multiple Sub-Accounts during the Accumulation Phase or your entire investment in the Sub-Account, if less. We will waive this requirement if the transfer is made in connection with any transfer program we administer.]

Number of Transfers: You may make [unlimited] transfers during the Accumulation Phase subject to the conditions we impose on such transfers. We reserve the right to limit transfers when the transfer privilege is being exercised to the detriment of other Owners. We further reserve the right, upon thirty (30) calendar days advance notice to you, to limit the number of transfers in the future.

You may only transfer into Sub-Accounts approved by us while the ROP is in effect, provided, however, that we reserve the right, upon thirty (30) calendar days advance notice to you to modify permissible transfers to the Sub-Accounts.

[Free Transfers: [12] per calendar year during the Accumulation Phase. All transfers made during a Business Day are deemed to be one transfer for determining free transfers. All transfers made in connection with any transfer program we administer will be considered as free scheduled transfers that do not count toward the [12] free unscheduled transfers.]

Transfer Fee: [None]. [[$20] for each transfer in excess of the [12] free unscheduled transfers. Transfers made in connection with any transfer program that are considered free transfers will not be assessed a fee.

The Transfer Fee will be deducted from the amount being transferred.]

Minimum Amount Which Must Remain In a Sub-Account After a Transfer: [None] [[$1,000]; or if the entire amount in the Sub-Account is less than [$1,000], the entire amount must be transferred.]

WITHDRAWALS

Contingent Deferred Sales Charge (CDSC): None.

Minimum Partial Withdrawal: [$100.] We reserve the right upon thirty (30) calendar days advance notice to you to increase this amount up to $[500].

Minimum Contract Value Which Must Remain in the Contract After a Partial Withdrawal: [$2,000]

ICC15-FPVDA15-SCH-CAP-C	4B	[08-15]

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ANNUITY GUIDELINES

1.

If the amount to be applied under an Annuity Option is less than [$10,000] for a full annuitization, we will pay the amount in a lump sum. If any Annuity Payment is less than $100, we will change the payment basis to equivalent quarterly, semi-annual or annual payments. The number of partial annuitizations allowed is [one] per Contract Year. The minimum amount that may be applied for a partial annuitization is [$10,000].

2.	The Annuity Date must be the 1st through the 28th day of the month. Any full or partial annuitization cannot be earlier than [five (5) years] after the Issue Date.

3.	The Latest Permitted Annuity Date shown on this Contract Schedule is the later of:

a)	the 10th Contract Anniversary; or

b)	the 90th birthday of the oldest Annuitant or the oldest Owner (whichever is sooner).

FIXED ANNUITY PAYOUT RATES

The assumptions for determining the fixed annuity payout rates are:

1.

The [2012 Individual Annuity Mortality (IAM)] mortality table, [projected to the year 2052 with 100% of Projection Scale G2 for both males and females], applies to all Annuity Options which include life contingent payments. Where applicable, unisex mortality rates and projection factors are based on a [30%/70%] male/female weighting.

2.

Age will be determined based on each Annuitant’s birthday nearest the applicable Annuity Date [with a five-year age setback applied in all instances]. For example, age 65 is considered the period of time between age 64 years, 6 months and one day and age 65 years and 6 months. [Once the Age has been determined, the setback would then be applied (e.g. Age 65 will be considered Age 60)].

3.	An effective annual interest rate of [0.10%].

If the single premium immediate annuity rates we offer to the same class of Annuitants and designate for this purpose on the Annuity Date are higher than the fixed annuity payout rates for this Contract, the higher rates will be used.

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SEPARATE ACCOUNT CHARGES

Mortality And Expense Risk Charge:

The current charge is deducted daily and is equal on an annual basis to [1.30%] of the average daily net assets of the Sub-Accounts for the first five (5) Contract Years reducing to [0.85%] for the sixth (6th) Contract Year and thereafter.

Administrative Charge:	The current charge is deducted daily and is equal on an annual basis to [0.15%] of the average daily net assets of the Sub-Accounts.
[Return of Purchase Payment Death Benefit Charge:	The current charge is deducted daily and is equal on an annual basis to [0.35%] of the average daily net assets of the Sub-Accounts. The maximum charge on an annual basis will not exceed [0.35%].]
CONTRACT CHARGES
Annual Contract Maintenance Charge:

The current charge is [$40.00] per Contract Year and is deducted on each Contract Anniversary from the Sub-Accounts in which you’re invested. We will deduct this charge pro-rata from the Sub-Accounts in the same proportion that the amount of the Contract Value in each Sub-Account bears to the total Contract Value in the Sub-Accounts.

If you make a total withdrawal on other than your Contract Anniversary, we will deduct the Annual Contract Maintenance Charge at the time of the total withdrawal. If you apply your entire Contract Value to an Annuity Option on any date other than your Contract Anniversary, we will deduct a pro-rata charge based on the ratio of (a) the total calendar days elapsed since the last Contract Anniversary, and (b) the total calendar days in the Contract Year. If you apply a portion of your Contract Value to an Annuity Option, we will continue to deduct the Annual Contract Maintenance Charge from that portion of the Contract Value still in the Accumulation Phase.

The Annual Contract Maintenance Charge will be waived if the Contract Value is at least [$100,000] at the time the charge is due.

RIDERS: The following riders have a Rider Effective Date of [08/01/2015]

[Return of Purchase Payment Death Benefit Rider

Individual Retirement Annuity Rider

Roth Individual Retirement Annuity Rider

SIMPLE IRA Rider

Qualified Plan Rider

Unisex Annuity Rates Rider]

ICC15-FPVDA15-SCH-CAP-C	4D	[08-15]

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SERVICE CENTER:

Massachusetts Mutual Life Insurance Company

[Service Center

P.O. Box 758511

      Topeka, KS 66675-8550]

ICC15-FPVDA15-SCH-CAP-C	4E	[08-15]

[page break]

SEPARATE ACCOUNT(S):

[Massachusetts Mutual Variable Annuity Separate Account 4.]

While the Return of Purchase Payment Death Benefit Rider is in effect, you may not allocate your Purchase Payments or transfer any portion of your Contract Value to the Sub-Accounts that are marked with an asterisk (*) below.

Sub-Accounts

[BlackRock iShares® Alternative Strategies *	MML Income & Growth
BlackRock iShares® Dynamic Allocation *	MML Inflation-Protected and Income
BlackRock iShares® Dynamic Fixed Income *	MML International
BlackRock iShares® Equity Appreciation *	MML International Equity
Fidelity® Contrafund®	MML Large Cap Growth
Ivy Asset Strategy	MML Managed Bond
MML Aggressive Allocation	MML Managed Volatility
MML Asset Momentum *	MML Mid Cap Growth
MML Balanced Allocation	MML Mid Cap Value
MML Blend	MML Moderate Allocation
MML Blue Chip Growth	MML Money Market
MML Conservative Allocation	MML Short-Duration Bond
MML Core Allocation	MML Small Cap Equity
MML Dynamic Bond	MML Small Cap Growth Equity
MML Equity	MML Small Company Value
MML Equity Income	MML Small/Mid Cap Value
MML Equity Rotation *	MML Special Situations *
MML Focused Equity	MML Strategic Emerging Markets
MML Foreign	MML Total Return Bond
MML Fundamental Growth	Oppenheimer Discovery Mid Cap Growth
MML Fundamental Value	Oppenheimer Diversified Alternatives
MML Global	Oppenheimer Global
MML Growth	Oppenheimer Global Strategic Income
MML Growth & Income	Oppenheimer International Growth
MML Growth Allocation	Oppenheimer Main Street]
MML High Yield

ICC15-FPVDA15-SCH-CAP-C	4F	[08-15]